UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2024

Ultra Clean Holdings, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50646	61-1430858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26462 Corporate Avenue
Hayward, California		94545
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 510 576-4400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	UCTT	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 14, 2024, the Board of Directors (the “Board”) of Ultra Clean Holdings, Inc. (the “Company”) appointed Harjinder Bajwa as the Company’s Chief Operating Officer, effective June 10, 2024.
Prior to joining the Company, Mr. Bajwa, 57, served as Chief Operating Officer at Reconext from August 2021 to May 2024, and as Senior Vice President, Global Operations, from February 2011 to August 2021, and as Regional Vice President, Operations – America Region, from January 2006 to January 2011, at Flextronics. Prior to that, he served in various roles at Solectron Corporation from February 1994 to January 2006. Mr. Bajwa holds a Bachelor of Science in Mechanical Engineering from Panjab University and a Master of Science in Engineering from San Jose State University.
Mr. Bajwa’s salary will be $550,000 per year. Mr. Bajwa is also eligible to participate in the Company’s management bonus plan, which includes an initial target payout of 85% of his base salary on an annualized basis after one full quarter of employment. Mr. Bajwa will also receive an equity award valued at $2,400,000 (one-half in time-based restricted stock units and one-half in performance-based stock units, with the time-based restricted stock units vesting over three years in three equal annual installments on each anniversary of the grant date), and shall otherwise be subject to the terms and conditions set forth in the Company’s standard form of restricted stock unit agreement and stock incentive plan. Mr. Bajwa will also receive a sign-on bonus of $250,000, subject to Mr. Bajwa remaining with the Company for 12 months.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.

Date:	May 15, 2024	By:	/s/ Paul Y. Cho
Name: Paul Y. Cho Title: General Counsel and Corporate Secretary